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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

NAME                                                          STATE OF INCORPORATION
----                                                          ----------------------
LPA Services, Inc. .........................................     Delaware
Bright Start, Inc. .........................................     Minnesota

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